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                                                                    EXHIBIT 10.3

                 SUPPLEMENTAL INTERCOMPANY TAX SHARING AGREEMENT

                 BY AND BETWEEN ALLSTATE LIFE INSURANCE COMPANY

                        AND LINCOLN BENEFIT LIFE COMPANY

     WHEREAS Allstate Life Insurance Company ("ALIC") and Lincoln Benefit Life Company ("LBL") join in the filing of the consolidated federal income tax return filed by The Allstate Corporation affiliated group and are parties to a Tax Sharing Agreement dated November 12, 1996 (the "Tax Sharing Agreement"), allocating the consolidated federal income tax liability among the members of such group;

     WHEREAS ALIC and LBL have entered into one or more reinsurance agreements (the "Reinsurance Agreements") under which ALIC, as the Reinsurer, assumed certain insurance liabilities directly written by LBL, the Ceding Company;

     WHEREAS one of the underlying goals of the Reinsurance Agreements is that ALIC, as the Reinsurer, is to assume all of the economic benefits and detriments of the business reinsured under the Reinsurance Agreements;

     WHEREAS various provisions in the Internal Revenue Code and the Treasury regulations thereunder result in substantial complexity in meeting the above-described goal with respect to the federal income tax benefits or detriments derived from or attributable to business reinsured under the Reinsurance Agreements; and

     WHEREAS the parties hereto desire to reallocate between themselves their respective federal income tax liabilities as determined under the Tax Sharing Agreement in a manner that fulfills the above-described goal;

     NOW, THEREFORE, in consideration of their mutual promises, the parties hereto agree as follows:

     IMPACT ON THE TAX SHARING AGREEMENT. This Supplemental Agreement is between only the parties hereto and does not alter or amend any of the obligations or responsibilities of the other parties under the Tax Sharing Agreement.

     COMPUTATION OF SUPPLEMENTAL INTERCOMPANY TAX SHARING PAYMENT. In order to ensure that ALIC receives all of the federal income tax benefits and bears all of the federal income tax detriments of the business reinsured under the Reinsurance Agreements, LBL shall recalculate its federal income tax liability (its "Pro Forma Tax Liability") under the principles of the Tax Sharing Agreement as if the business reinsured under the Reinsurance Agreements were written directly by ALIC and the invested assets and reserves related to such business were held by ALIC. If LBL's Pro Forma Tax Liability exceeds its actual tax liability as determined under the Tax Sharing Agreement, LBL shall pay to ALIC the amount

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of such excess. If LBL's actual tax liability determined under the Tax Sharing
Agreement exceeds its Pro Forma Tax Liability, ALIC shall pay to LBL the amount of such excess.

     The computation and settlement of any such Supplemental Intercompany Tax Sharing Payment shall be performed no less frequently than annually. The parties may mutually agree to make such computations and settlements on an estimated basis with a subsequent true-up of such payments as more precise information becomes available.

     IN WITNESS HEREOF, the parties have executed this Supplemental Intercompany Tax Sharing Agreement on the date indicated.


Allstate Life Insurance Company

By  /s/ Steven C. Verney                                   Date    12/21/00
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Lincoln Benefit Life Company


By  /s/ Robert E. Transon                                  Date    12/21/00
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